Exhibit 23.2

Consent of Independent Auditor

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2021 with respect to the consolidated financial statements of Inter Pipeline Ltd. as at and for the years ended December 31, 2020 and 2019, incorporated by reference in the Registration Statement of Brookfield Infrastructure Partners L.P., and the other co-registrants on Form F-3.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Calgary, Canada

January 11, 2022